UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported): December 31, 2005

Healthaxis Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

0-13591	23-2214195

(Commission File Number)	(IRS Employer Identification No.)

7301 North State Highway 161, Suite 300, Irving, Texas	75039

(Address of Principal Executive Offices)	(Zip Code)

(972) 443-5000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement

     On January 4, 2006, Healthaxis, Ltd., a wholly-owned subsidiary of Healthaxis Inc. (the "Company"), entered into an Employment Agreement with Mr. Ronald K. Herbert ("Mr. Herbert") pursuant to which Mr. Herbert was appointed to the position of Chief Financial Officer of the Company effective as of December 31, 2005. The Employment Agreement was entered into according to the terms of an employment offer letter entered into with Mr. Herbert on December 29, 2005, which is superceded by the Employment Agreement. Subject to the terms of the Employment Agreement, Mr. Herbert's employment began effective as of December 31, 2005, and will continue through December 31, 2007, unless extended by mutual agreement or terminated sooner as permitted by the Employment Agreement. During his term of employment, Mr. Herbert will be paid an initial annual base salary of $150,000, subject to review and increase by the Compensation Committee of the Company's Board of Directors. On December 31, 2005, Mr. Herbert received 40,000 fully vested stock options issued pursuant to the Company's 2005 Incentive Stock Plan, with an exercise price of $2.25. Mr. Herbert is further entitled to participate in all of the Company's equity compensation plans, practices, policies and programs generally available to other senior executives of the Company and its affiliated companies. The Employment Agreement also contains non-compete and confidentiality provisions. Mr. Herbert is entitled to a six month severance payment in the event his employment is terminated by the Company other than for Cause (as defined in the Employment Agreement), death or disability, or by Mr. Herbert for Good Reason (as defined in the Employment Agreement).

     Mr. Herbert is 37 years old. From February 2004 to December 2005, Mr. Herbert was a consulting CFO for VirtualCFO, Inc., providing fractional CFO and other financial services for companies including venture-backed startups, small public companies, and subsidiaries of international public companies. From January 2001 to September 2003, Mr. Herbert served as chief financial officer of SANcastle Technologies, Inc., a venture-backed technology startup company. Mr. Herbert’s experience also includes numerous executive and financial accounting and reporting roles for public companies including Kimberly-Clark, Cyrix, Micrografx, and CompX International. He began his career as a public accountant with Ernst & Young in Dallas, Texas. Mr. Herbert received his bachelor’s of business administration from Southern Methodist University and is a licensed Certified Public Accountant in the state of Texas.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     The information set forth above under Item 1.01 is hereby incorporated by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2006

HEALTHAXIS INC.

By:	/s/ John M. Carradine

John M. Carradine
Chief Executive Officer